Exhibit 23.2





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated October 23, 2003 relating to the audited financial statements of Pivotal Research Centers, LLC for the year ended June 30, 2002 and 2003, appearing in Current Report of PHC, Inc. on form 8-K/A filed with the Securities and Exchange Commission on June 29, 2004.





/s/  Woods & Dwyer, P.L.C.
Phoenix, Arizona

September 3, 2004


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